Exhibit 10.23

EXECUTION COPY

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (as amended, modified or supplemented from time to time, the “Guaranty”), made as of October 28, 2011 (the “Effective Date”), by NorthStar Realty Finance Corp., a Maryland corporation (“NRFC”), NorthStar Realty Finance, L.P., a Delaware limited partnership (“NRFLP”), and NRFC Sub-REIT Corp., a Maryland corporation (“NSRC” and, together with NRFC and NRFLP, the “Guarantors” and each a “Guarantor”), jointly and severally in favor of Wells Fargo Bank, National Association (the “Buyer”).

RECITALS

Pursuant to that certain master repurchase and securities contract (the “Master Repurchase Agreement”) of even date herewith between the Buyer and NRFC WF CMBS, LLC, a Delaware limited liability company (the “Seller”), the Buyer has agreed from time to time to enter into transactions in which the Seller agrees to transfer to Buyer Assets (as defined in the Repurchase Agreement) in exchange for the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Assets at a date certain or on demand, in exchange for the transfer of funds by Seller to Buyer.  Each such transaction shall be referred to herein as a “Transaction”.  The Guarantors are receiving a benefit either directly or indirectly from the Seller for entering into this Guaranty. NSRC is the sole member and sole managing member of the Seller, NRFLP is the sole common shareholder of NRSC, and NRFC is the general partner NRFLP.  It is a condition precedent, among others, to the obligation of the Buyer to enter into Transactions under the Master Repurchase Agreement that the Guarantors shall have executed and delivered this Guaranty to the Buyer.

NOW, THEREFORE, in consideration of the foregoing premises, to induce the Buyer to enter into the Master Repurchase Agreement and to enter into Transactions thereunder, the Guarantors hereby agree with the Buyer, as follows:

1.  Defined Terms.  (a)   Unless otherwise defined herein, terms which are defined in the Master Repurchase Agreement and used herein are so used as so defined.

(b)  “Guarantor Obligations” shall mean all Repurchase Obligations, including, without limitation, the obligations and liabilities of Seller to the Buyer, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of or in connection with the Master Repurchase Agreement and any other Repurchase Documents and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, reasonable, actual, out-of-pocket costs, expenses (including, without limitation, all fees and disbursements of counsel to the Buyer that are required to be paid by a party to the Transaction pursuant to the terms of the Repurchase Documents and costs of enforcement of this Guaranty) or otherwise.

(c)  “Material Adverse Effect”:  A material adverse effect on or material adverse change in or to (a) the financial condition or credit quality of any Guarantor, (b) the ability of any Guarantor to pay and perform the Guarantor Obligations, (c) the validity, legality, binding effect or enforceability of any Repurchase Document, Record, Purchased Asset or security interest granted hereunder or thereunder, (d) the rights and remedies of Buyer or any Indemnified Person under any Repurchase Document or Purchased Asset, (e) [reserved], or (f) the perfection or priority of any Lien granted under any Repurchase Document.

2.  Guaranty.  (a)  Each of the Guarantors hereby unconditionally and irrevocably guarantees to the Buyer the prompt and complete payment and performance by Seller when due (whether at the stated maturity, by acceleration or otherwise) of the Guarantor Obligations.  Each of the Guarantors hereby acknowledges and agrees that such Guarantor is jointly and severally liable to Buyer for all of the Guarantor Obligations.

(b)  Each of the Guarantors further agrees to pay any and all actual, out-of-pocket and reasonable expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Buyer in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Guarantor Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantors under this Guaranty.  This Guaranty shall remain in full force and effect until the Guarantor Obligations are paid in full, notwithstanding that from time to time prior thereto Seller may be free from any Guarantor Obligations.

(c)  No payment or payments made by Seller or any other Person or received or collected by the Buyer from Seller or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Guarantor Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantors hereunder which shall, notwithstanding any such payment or payments, remain liable for the amount of the Guarantor Obligations until the Guarantor Obligations are paid in full.

(d)  Each of the Guarantors agrees that whenever, at any time, or from time to time, such Guarantor shall make any payment to the Buyer on account of such Guarantor’s liability hereunder, such Guarantor will notify the Buyer in writing that such payment is made under this Guaranty for such purpose.

(e)  As security for NSRC’s performance of the Guarantor Obligations, NSRC hereby grants to Buyer and each Affiliated Hedge Counterparty on a pari passu basis a Lien on and security interest in all of the right, title and interest of NSRC in, to and under the Liquidity Account and all amounts and property from time to time on deposit in the Liquidity Account.  NSRC hereby authorizes the filing by, or on behalf of, the Buyer of UCC financing statements, continuation statements and amendments that describe the aforementioned collateral and that contain any information required by Part 5 of Article 9 of the UCC for the sufficiency or filing acceptance of any financing statement, continuation statement or amendment.

3.  Right of Set-off. In addition to any rights now or hereafter granted under the Repurchase Documents, each of the Guarantors hereby grants to Buyer and each Indemnified Person, to secure repayment of the Guarantor Obligations, a right of set-off upon any and all of the following: monies, securities, collateral or other property of such Guarantor and any proceeds from the foregoing, now or hereafter held or received by Buyer, any Affiliate of Buyer or any Indemnified Person, for the account of such Guarantor, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general, specified, special, time, demand, provisional or final) and credits, claims or Indebtedness of such Guarantor at any time existing, and any obligation owed by Buyer or any Affiliate of Buyer to such Guarantor and to set—off against any Guarantor Obligations or Indebtedness owed by any Guarantor and any Indebtedness owed by Buyer or any Affiliate of Buyer to any Guarantor, in each case whether direct or indirect, absolute or contingent, matured or unmatured, whether or not arising under the Repurchase Documents and irrespective of the currency, place of payment or booking office of the amount or obligation and in each case at any time held or owing by Buyer, any Affiliate of Buyer or any Indemnified Person to or for the credit of any Guarantor, without prejudice to Buyer’s right to recover any deficiency; provided, however, that neither Buyer nor any Affiliated Hedge Counterparty shall exercise any such right to set-off under any Repurchase Document with respect to amounts on deposit at Buyer unless an Event of Default has occurred; and, provided, further, that any such right to set-off under any Repurchase Document with respect to amounts on deposit at Buyer is limited to an amount not to exceed $35,000,000.  Each of Buyer, each Affiliate of Buyer and each Indemnified Person is hereby authorized upon any amount becoming due and payable by any Guarantor to Buyer or any Indemnified Person under the Repurchase Documents, the Guarantor Obligations or otherwise or upon the occurrence of an Event of Default, to set—off, appropriate, apply and enforce such right of set—off against any and all items hereinabove referred to against any amounts owing to Buyer or any Indemnified Person by any Guarantor under the Repurchase Documents and the Guarantor Obligations, irrespective of whether Buyer, any Affiliate of Buyer or any Indemnified Person shall have made any demand under the Repurchase Documents and regardless of any other collateral securing such amounts, and in all cases without waiver or prejudice of Buyer’s rights to recover a deficiency; provided, however, that neither Buyer nor any Affiliated Hedge Counterparty shall exercise any such right to set-off under any Repurchase Document with respect to amounts on deposit at Buyer unless an Event of Default has occurred; and, provided, further, that any such right to set-off under any Repurchase Document with respect to amounts on deposit at Buyer is limited to an amount not to exceed $35,000,000. ANY AND ALL RIGHTS TO REQUIRE BUYER, ANY AFFILIATE OF BUYER OR OTHER INDEMNIFIED PERSONS TO EXERCISE THEIR RIGHTS OR REMEDIES UNDER THE REPURCHASE DOCUMENTS, PRIOR TO EXERCISING THE FOREGOING RIGHT OF SET—OFF, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY EACH OF THE GUARANTORS.

Buyer or any Indemnified Person shall promptly notify the related Guarantor of any such set—off and application made by Buyer or such Indemnified Person, provided that the failure to give such notice shall not affect the validity of such set—off and application.  If an amount or obligation is unascertained, Buyer may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other party when the amount or obligation is ascertained.  Nothing in this Section 3 shall be effective to create a charge or other security interest.  This Section 3 shall be without prejudice and in addition to any right of set-off, combination of accounts, Lien or other rights to which any party is at any time otherwise entitled.

4.  Subrogation.  Notwithstanding any payment or payments made by the Guarantors hereunder or any set-off or application of funds of the Guarantors by the Buyer, the Guarantors shall not be entitled to be subrograted to any of the rights of the Buyer against Seller or any other guarantor or any collateral security or guarantee or right of offset held by the Buyer for the payment of the Guarantor Obligations, nor shall the Guarantors seek or be entitled to seek any contribution or reimbursement from Seller or any other guarantor in respect of payments made by either of the Guarantors hereunder, until all amounts owing to the Buyer by Seller on account of the Guarantor Obligations are paid in full.  If any amount shall be paid to either of the Guarantors on account of such subrogation rights at any time when all of the Guarantor Obligations shall not have been paid in full, such amounts shall be held by the related Guarantor in trust for the Buyer, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Buyer in the exact form received by such Guarantor (duly indorsed by the related Guarantor to the Buyer, if required), to be applied against the Guarantor Obligations, whether matured or unmatured, in such order as the Buyer may determine.

5.  Amendments, etc. with Respect to the Guarantor Obligations.  Each of the Guarantors shall remain obligated hereunder notwithstanding that, without any reservation of rights against such Guarantor, and without notice to or further assent by such Guarantor, any demand for payment of any of the Guarantor Obligations made by the Buyer may be rescinded by the Buyer, and any of the Guarantor Obligations continued, and the Guarantor Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Buyer, and the Master Repurchase Agreement, and the other Repurchase Documents and any other document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Buyer may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time, held by the Buyer for the payment of the Guarantor Obligations may be sold, exchanged, waived, surrendered or released.  The Buyer shall have no obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Guarantor Obligations or for this Guaranty or any property subject thereto.  When making any demand hereunder against any Guarantor, the Buyer may, but shall be under no obligation to, make a similar demand on Seller and any other Guarantor and any failure by the Buyer to make any such demand or to collect any payments from Seller or any other Guarantor or any release of Seller or any other Guarantor shall not relieve such Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Buyer against such Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings and any written or oral notification transmitted to any Guarantor or Seller for such Guarantor to perform its obligations hereunder.

6.  Guaranty Absolute and Unconditional.  (a)   Each of the Guarantors waives any and all notice of the creation, renewal, extension or accrual of any of the Guarantor Obligations and notice of or, proof of reliance by the Buyer upon this Guaranty or acceptance of this Guaranty; the Guarantor Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived in reliance upon this Guaranty; and all dealings between Seller or the Guarantors, on the one hand, and the Buyer, on the other, shall, likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty.  Each of the Guarantors waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Seller or the Guarantors with respect to the Guarantor Obligations.  This Guaranty shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity or enforceability of the Master Repurchase Agreement, the other Repurchase Documents, any of the Guarantor Obligations, or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Buyer, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by Seller against the Buyer, or (iii) any other, circumstance whatsoever (with or without notice to or knowledge of Seller or the Guarantors) which constitutes, or might be construed to constitute, an equitable or legal discharge of Seller for the Guarantor Obligations, or either of the Guarantors under this Guaranty, in bankruptcy or in any other instance.  When pursuing its rights and remedies hereunder against any Guarantor, the Buyer may, but shall be under no obligation, to pursue such rights and remedies that they may have against Seller, any other Guarantor or any other Person or against any collateral security or guarantee for the Guarantor Obligations or any right of offset with respect thereto, and any failure by the Buyer to pursue such other rights or remedies or to collect any payments from Seller, any other Guarantor or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of Seller or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Buyer against such Guarantor.  This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and their successors and assigns thereof, and shall inure to the benefit of the Buyer, and successors, indorsees, transferees and assigns, until all the Guarantor Obligations and the obligations of the Guarantors under this Guaranty shall have been satisfied by payment in full, notwithstanding that from time to time during the term of the Master Repurchase Agreement Seller may be free from any Guarantor Obligations.

(b)  Without limiting the generality of the foregoing, each of the Guarantors hereby agrees, acknowledges, and represents and warrants to the Buyer as follows:

(i)  Each of the Guarantors hereby waives any defense arising by reason of, and any and all right to assert against the Buyer any claim or defense based upon, an election of remedies by the Buyer which in any manner impairs, affects, reduces, releases, destroys and/or extinguishes such Guarantor’s subrogation rights, rights to proceed against the Seller or any other guarantor for reimbursement or contribution, and/or any other rights of such Guarantor to proceed against the Seller, against any other guarantor, or against any other person or security;

(ii)  Each of the Guarantors is presently informed of the financial condition of the Seller and of all other circumstances which diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guarantor Obligations.  Each of the Guarantors hereby covenants that it will make its own investigation and will continue to keep itself informed of the Seller’s financial condition, the status of other guarantors, if any, of all other circumstances which bear upon the risk of nonpayment and that it will continue to rely upon sources other than the Buyer for such information and will not rely upon the Buyer for any such information.  Absent a written request for such information by such Guarantor to the Buyer, such Guarantor hereby waives its right, if any, to require the Buyer to disclose to such Guarantor any information which the Buyer may now or hereafter acquire concerning such condition or circumstances including, but not limited to, the release of or revocation by any other guarantor; and

(iii)  Each of the Guarantors has independently reviewed the Master Repurchase Agreement, the Repurchase Documents and related agreements and has made an independent determination as to the validity and enforceability thereof, and in executing and delivering this Guaranty to the Buyer, such Guarantor is not in any manner relying upon the validity, and/or enforceability, and/or attachment, and/or perfection of any Liens or security interests of any kind or nature granted by the Seller or any other guarantor to the Buyer, now or at any time and from time to time in the future.

7.  Reinstatement.  This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guarantor Obligations is rescinded or must otherwise be restored or returned by the Buyer upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Seller or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Seller or any substantial part of its property, or otherwise, all as though such payments had not been made.

8.  Payments.  Each of the Guarantors hereby agrees that the Guarantor Obligations will be paid to the Buyer without set-off or counterclaim in U.S. Dollars.

9.  Representations and Warranties.  Each of the Guarantors hereby represents and warrants that:

(a)  it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the power and authority and the legal right to own and operate its property, except where failure to obtain such power, authority and legal right shall not have a Material Adverse Effect, to lease the property it operates as lessee and to conduct the business in which it is currently engaged;

(b)  it has the power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guaranty and has taken all necessary action to authorize its execution, delivery and performance of this Guaranty;

(c)  this Guaranty has been duly executed and delivered by such Guarantor and constitutes a legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except as enforceability, may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general, principles of equity (whether enforcement is sought in proceedings in equity or at law);

(d)  the execution, delivery and performance of this Guaranty will not violate any provision of the charter, by-laws or other organizational documents of such Guarantor, or any law, treaty, rule or regulation or determination of an arbitrator, a court or other governmental authority, applicable to or binding upon such Guarantor or any of its property or to which the Guarantor or any of its property is subject (“Requirement of Law”), or any provision of any security issued by such Guarantor or of any agreement, instrument or other undertaking to which such Guarantor is a party or by which it or any of its property is bound (“Contractual Obligation”), and will not result in or require the creation or imposition of any Lien on any of the properties or revenues of such Guarantor pursuant to any Requirement of Law or Contractual Obligation of such Guarantor, except with respect to Liens, the creation of which shall not have a Material Adverse Effect;

(e)  no consent or authorization of, filing with, notice to, or other act by or in respect of, any Governmental Authority or any other Person (including, without limitation, any stockholder or creditor of such Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty, except for any failure to obtain such consent, authorization, filings, notice or any other actions that would not have a Material Adverse Effect;

(f)  Except as previously disclosed to Buyer and as listed on Schedule 2 of the Master Repurchase Agreement, no material litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such Guarantor, threatened by or against such Guarantor or against any of such Guarantor’s properties or revenues (i) with respect to this Guaranty or any of the transactions contemplated hereby, or (ii) which could reasonably be expected to have a Material Adverse Effect;

(g)  such Guarantor has filed or caused to be filed all tax returns which, to the knowledge of such Guarantor, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of such Guarantor’s property and all other taxes, fees or other charges imposed on it or any of such Guarantor’s property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which applicable reserves have been provided on the books of such Guarantor); no tax Lien has been filed, and, to the knowledge of such Guarantor, no claim is being asserted, with respect to any such tax, fee or other charge; and

(h)  all financial statements and any tax returns of the Guarantors, copies of which have been furnished to Buyer, (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and the results of operations of the Guarantors as of the dates and for the periods indicated in all material respects and (iii) with respect to financial statements, have been prepared in accordance with GAAP consistently applied, except as noted therein; and since the date of the most recent financial statements furnished to Buyer, there is no Material Adverse Effect with respect to any Guarantor.

Each of the Guarantors agrees that the foregoing representations and warranties shall be deemed to have been made by such Guarantor on the date of each Transaction under the Master Repurchase Agreement on and as of such Purchase Date and at all times any Asset is subject to a Transaction.

10.  Covenants.

(a)           Each of the Guarantors covenants and agrees that such Guarantor will not change its legal name or principal place of business without having provided to the Buyer prior written notice of any such change.

(b)           Each of the Guarantors covenants and agrees that it will promptly, and in any event within five (5) days after service of process on any of the following, give to Buyer notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened in writing or pending) or other legal or arbitrable proceedings affecting such Guarantor or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Repurchase Documents or any action to be taken in connection with the transactions contemplated thereby, (ii) makes a claim in an individual or aggregate amount greater than $5,000,000, or (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect.

(c)           At all times on and after the initial Transaction, NSRC hereby covenants and agrees that it shall maintain at least $35,000,000 in unrestricted cash or cash equivalents in the Liquidity Account, which shall at all times be subject to the Account Control Agreement.  NRSC shall provide Buyer with prompt written notice should the balance of the Liquidity Account equal an amount less than $35,000,000.  Upon the occurrence of an Event of Default or Default, NRSC hereby acknowledges and agrees that Buyer shall have sole access to and control over all amounts or other property in the Liquidity Account.

11.  [Reserved]

12.  Event of Default; Remedies.  If at any time (a) the obligations of any Guarantor under this Guaranty shall cease to be in effect, or (b) any Guarantor breaches or violates of any provision set forth in the Guaranty (including, without limitation, the covenant set forth in Section 10(c)) and the same is not cured within one (1) Business Day after notice, such event shall constitute a “Guarantee Default” and an Event of Default under the Master Repurchase Agreement.

(b)  If an Event of Default under the Master Repurchase Agreement shall have occurred and be continuing, or in the event of a Guarantee Default, each of the Guarantors agrees that, as between such Guarantor and Buyer, the Guarantor Obligations may be declared to be due for purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any such declaration as against Seller and that, in the event of any such declaration (or attempted declaration), such Guarantor Obligations shall forthwith become due by such Guarantor for purposes of this Guaranty.

13.  [Reserved.]

14.  Severability.  Any provision of this Guaranty which is, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

15.  Headings.  The paragraph headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

16.  No Waiver; Cumulative Remedies.  The Buyer shall not by any act (except by a written instrument pursuant to paragraph 17 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of the Buyer, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Buyer of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Buyer would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

17.  Waivers and Amendments; Successors and Assigns.  None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantors and the Buyer, provided that any provision of this Guaranty may be waived by the Buyer in a letter or agreement executed by the Buyer and delivered either by facsimile or electronic transmission from the Buyer.  This Guaranty shall be binding, upon the heirs, personal representatives, successors and assigns of the Guarantors and shall inure to the benefit of the Buyer and its respective successors and assigns.

18.  Notices.  Notices to any of the parties hereunder shall be in writing and sent prepaid by hand delivery, by certified or registered mail, by expedited commercial or postal delivery service, or by facsimile or email if also sent by one of the foregoing, addressed as follows:

If to NorthStar Realty Finance Corp.:

399 Park Avenue, 18th Floor

New York, NY  10022

Attn:  General Counsel

If to NorthStar Realty Finance, L.P.:

399 Park Avenue, 18th Floor

New York, NY  10022

Attn:  General Counsel

If to NRFC Sub-REIT Corp..:

399 Park Avenue, 18th Floor

New York, NY  10022

Attn:  General Counsel

If to Wells Fargo Bank, National Association:

Wells Fargo Bank, National Association

c/o Wells Fargo Securities LLC

375 Park Ave, 2nd Floor

New York, NY 10152

Attn: Darren Esser; John Rhee; Jin Fu

Any of the foregoing communications shall be effective when delivered or upon the first attempted delivery on a Business Day.

19.  Jurisdiction.

(a)  THIS GUARANTY AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS GUARANTY, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)  EACH OF THE GUARANTORS AND BUYER HEREBY WAIVES TRIAL BY JURY.  EACH OF THE GUARANTORS AND BUYER HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE REPURCHASE DOCUMENTS IN ANY ACTION OR PROCEEDING.  EACH OF THE GUARANTORS AND BUYER HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION IT MAY HAVE TO, EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH

RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE REPURCHASE DOCUMENTS.

(c)  [Reserved.]

20.  Integration.  This Guaranty represents the agreement of the Guarantors with respect to the subject matter hereof and there are no promises or representations by the Buyer relative to the subject matter hereof not reflected herein.

21.  Acknowledgments.  Each of the Guarantors hereby acknowledges that:

(a)  Such Guarantor has been advised by counsel in the negotiation, execution and delivery of this Guaranty; and

(b)  the execution of this Guaranty does not create a fiduciary relationship between such Guarantor and the Buyer, and (i) the relationship between the Buyer and such Guarantor is solely that of surety and creditor and (ii) no joint venture exists between the Buyer and such Guarantor or among the Buyer, Seller and such Guarantor.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed and delivered as of the date first above written.

NORTHSTAR REALTY FINANCE CORP.

/s/ Albert Tylis
Name: Albert Tylis
Title: Co-President & Chief Operating Officer

NORTHSTAR REALTY FINANCE, L.P.

By: NorthStar Realty Finance Corp., its general partner

/s/ Albert Tylis
Name: Albert Tylis
Title: Co-President & Chief Operating Officer

NRFC SUB-REIT CORP.

/s/ Albert Tylis
Name: Albert Tylis
Title: Co-President & Chief Operating Officer

[Signature page to Guaranty Agreement - NorthStar]